Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 17, 2004

Black Warrior Wireline Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-18754	11-2904094

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rosecrest Lane, Columbus, Mississippi 39701

(Address of principal executive offices)

Registrant’s telephone number, including area code: (662) 329-1047

(Former name or former address, if changed since last report)

ITEM 1.01. Entry Into A Material Definitive Agreement.

     On September 17, 2004, the Registrant entered into a three-year employment agreement, effective September 1, 2004, with Mr. Ron Whitter, its present Chief Financial Officer. Under the agreement, Mr. Whitter agrees to serve as the Registrant’s Chief Financial Officer for the term of the agreement. His compensation under the agreement is $135,000 per year plus a one-time signing bonus of $25,000. Mr. Whitter’s compensation is to be reviewed on each anniversary date of the agreement for possible adjustments in line with the policies and practices of the managers and officers of the Registrant. In addition to his salary, Mr. Whitter receives a $750 monthly car allowance. The agreement restricts Mr. Whitter from being employed or associated with any person engaged in the operation of a wireline or directional drilling business in the general business area of the Registrant for the duration of his employment.

     In the event of a “change of control” of the Registrant, Mr. Whitter is to be paid $125,000. A “change of control” is defined as meaning any of the following: (i) any person or group of persons acquiring 20% or more of the issued and outstanding shares of capital stock of the Registrant having the right to vote for the election of Directors under ordinary circumstances, (ii) more than 25% of the assets of the Registrant are sold in a transaction or series of transactions closing within 24 months of one another, (iii) the Registrant merges with any other person, (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of the period constituted the Registrant’s Board of Directors (together with any new directors whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election was so approved, cease for any reason other than death or disability to constitute a majority of the Board of Directors then in office, (v) St. James Capital Corp. ceases to be the general partner, managing partner or otherwise ceases to be in control of St. James Capital Partners, LP or SJMB, LLC ceases to be the general partner, managing partner or otherwise ceases to be in control of SJMB, LP, or (vi) Mr. William L. Jenkins ceases to serve as the Chief Executive Officer, President or Director of the Registrant.

     In the event of a sale of the Registrant or a sale of substantially all of the assets of the Registrant, the Registrant shall either (i) cause the purchaser to assume its rights and obligations under the agreement, or (ii) terminate the agreement and pay to Mr. Whitter an early termination fee equal to fifty (50%) percent of the compensation due to Mr. Whitter during the remainder of the term of the agreement.

     Mr. Whitter is also entitled to the same benefits package as the other employees of the Registrant and, so long as the senior executives of the Registrant receive company-paid family health coverage, Mr. Whitter shall receive the same benefit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information.

(c)	Exhibits:

10.1 Employment agreement effective September 1, 2004 between the Registrant and Ron Whitter

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Warrior Wireline Corp.

Dated: September 20, 2004	By:	/s/ William L. Jenkins
William L. Jenkins, President